Exhibit 99.1
Patrick Hassey, Chairman, President and Chief Executive Officer

This presentation contains forward-looking statements. Actual results may differ materially from results anticipated in the forward-looking statements. These and additional risk factors are described from time to time in the Company's filings with the Securities and Exchange Commission, including its Report on Form 10-K for the year ended December 31, 2006.

Profitable Growth - Sales 2002 2003 2004 2005 2006 East 1.9 1.9 2.7 3.5 4.9 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Sales $1.9 $2.7 $3.5 $4.9 Billions Driven By: Long-term strong demand from aerospace and defense market Quantum leap in titanium alloys used in the next-generation commercial aircraft. Increasing demand from markets that are vital to building and rebuilding the global infrastructure.

Profitable Growth - Operating Profit 2002 2003 2004 2005 2006 High Performance Metals 1.9 26.2 85 335 658 Flat-Rolled Products 30.6 -14.1 61.5 149.9 344.3 Engineered Products 45.9 7.8 20.8 47.5 56.7 Millions Driven By: Growth in High Performance Metals segment Transformation of Flat-Rolled Products Segment - not the stainless business it used to be Operational execution across our segments Benefits of ATI Business System Segment Operating Profit $658 $344 $57 $1,059 $533 $167 $20 $335 $150 $48

Cash Flow - Investing for Growth Cash and Cash Equivalents 2002 2003 2004 2005 2006 East 59 80 251 363 502 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 $80 $251 $363 $502 Millions 2006 Investments $534 million - managed working capital $235 million - capital investments $100 million - voluntary pension contribution* $43 million - dividend payments** *ATI made $250 million of voluntary pension contributions during 2004- 2006. ** ATI increased dividend in each of the last 2 years.

First Quarter 2007 Results Sales of $1.37 billion Net income increased 86% to $197.8 million, or $1.92 per share Segment operating profit of $340 million, 25% of sales. Return on capital employed of over 36%. Return on stockholders' equity of over 51%. Net debt to total capitalization of 1.4%. Cash on hand was $518 million. "We are off to a good start in 2007"

ATI in the NEWS "What BW 50 companies share is an unshakable passion for excellence." "Allegheny's 153% return in 2006 topped the S&P 500." ATI is a newcomer to Fortune 500 list

Building the World's Best Specialty Metals Company(tm) 2006 Sales of $4.9B 2006 Titanium and titanium alloys 22% Nickel-based alloys, superalloys, and specialty alloys 20% Precision and engineered strip 12% Tungsten Materials 6% Grain-oriented silicon electrical and tool steel 4% Exotic alloys 4% Total high-value products 68% Stainless sheet 17% Specialty stainless sheet 9% Stainless plate 4% Cast and forged products 2% Total commodity products 32%

2006 Major Markets Aerospace and Defense 30% Jet engine, airframe, armor Chemical Process Industry/Oil & Gas 19% Corrosive chemicals; oil and gas: down hole, offshore, ethanol, LNG Electrical Energy 11% Coal (FGD), natural gas turbines, nuclear, wind energy, distribution transformer Medical 3% Prosthesis devices, MRI Total 63% % of 2006 sales Diversified global specialty metals company

Market Drivers Air travel is robust, record load factors Demand for new, fuel efficient aircraft Low cost & Int'l airlines profitable, growing U.S. airlines profitable since 2Q 2006 Large commercial builds up 7% in '07 Forecast: 2008 + 16%, 2009 +5% 787 coming online in 2008 A380 delayed two years Commercial & Military Aircraft Market Commercial & Military Jet Aircraft Build Rate and Forecast Source: Airline Monitor, Forecast International, Boeing & Airbus forecast SPARES NOT INCLUDED Trends and Market Drivers Aircraft Record deliveries Forecast

1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Titanium Mill Shipments 155 156 139 157 179 146 151 189 219 234 264 288 303 305 335 339 385 408 423 Allvac Core Markets 114 130 140 164 181 187 188 207 209 252 274 288 Allvac 23 18 17 21 18 14 15 23 27 32 37 48 51 52 57 58 71 77 81 86 Million lbs. Source: USGS, JTS, Industry Public Information and ATI World Titanium Industry - All Markets Examples of Titanium/Airframe (lbs.) Boeing 737 20,000 747 90,000 777 120,000 787 250,000 Airbus A320 25,000 A330 37,000 A340 50,000 A380 150,000 Military F-15 50,000 F-22 100,000 A400M 80,000 JSF 60,000 Source: Industry estimates Includes: Aerospace and defense, industrial, medical, and consumer markets ATI Strategic Capital Investments 2005 -2009

Strategic Investments... So Far Albany, OR Albany, OR Rowley, UT Forging Capacity 2006 2007 2008 2009 Planned completion year Press forge Rotary forge Plate finishing expansion VAR/ESR 8 million lbs capacity Ti sponge 8 million lbs capacity Ti sponge 24 million lbs capacity Ti sponge start up 2008 Specialty Plate Nickel-based Alloy 20% melt capacity expansion PAM IV PAM III Investing for our future - $925 million of strategic capital projects Albany, OR 6 million lbs capacity Ti sponge bringing total to 22 million lbs

Albany, OR Titanium Sponge Facility Currently producing at 13 million pound annual rate 22 million pound annual rate expected by first half 2008 Control Room Inspection 22 Million Pounds Total

Rowley Salt Lake City Rowley, Utah Titanium Sponge Facility Cost Estimate: Approximately $425 - $450 million Capacity: 24 million pounds with infrastructure to grow to 42 million pounds, if needed Timeframe: Grading and construction has begun Start up plan: Late 2008 24 million pound rate: Mid-2009 Albany plus Rowley announcements so far give ATI expected internal annual sponge capacity of 46 million pounds ATI plans to continue to buy titanium sponge from our outside sponge suppliers April 2007

Rowley, Utah Titanium Sponge Facility Front Back Office

Washington, PA Specialty Plate Expansion Washington, PA Specialty Plate Expansion

The Switch is On(tm) Alloy Substitution Our AL 201HP(tm) alloy was adapted by a major appliance manufacturer who switched from T304. AL 201HP alloy has also been widely accepted for food equipment applications. Our lean duplex AL 2003(tm) stainless alloy is being offered as a substitute for T316L due to its better corrosion resistance, higher strength, and competitive price. Oil and gas Architecture T304 201HP Cr 18% 16% Ni 8% 4% Mn 6.5% June SC $2.21 $1.29 T316 2003 Cr 16% 20.7% Ni 10% 3% Mo 2% 1.5% June SC $3.29 $1.43 Surcharge Comparison Surcharge Comparison Difference $0.92 surcharge/pound Difference $1.86 surcharge/pound

Electrical Energy - What's Next? Leading supplier of reactor-grade zirconium and hafnium products for nuclear power plant fuel cladding and structural components. Leading supplier of corrosion resistant alloys for power plant water systems.

New Products – What's Next?

718 Plus



A new nickel-based superalloy for gas turbines used in aerospace and power generation applications offers turbine manufacturers better fuel efficiency from higher operating temperatures than the standard 718 alloy.

OMEGABOND™
Advanced Tubing Technology



This new and innovative composite titanium and zirconium tubing allows fertilizer processors and other chemical manufacturers to minimize the effects of corrosion and erosion.



ATI Stellram's 7792VXD High Feed Cutter

Our tungsten products business is beginning to be recognized as a technology leader in products to machine difficult-to-machine metals, such as titanium and superalloys.

HardCore™
TECHNOLOGY BY ATI STELLRAM



Our HardCore technology patented dual carbide structure with a tough resilient core and a hard durable shell offers four times the tool life at twice the production speed.

May 2007

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